                                                                  EXHIBIT 2(iii)

                           Stock Purchase Agreement

                                     among

                        Enviro-Clean of America, Inc.,

                          SCS Acquisition Corporation

                                      and

                      Superior Chemical and Supply, Inc.

                                  dated as of

                                August 1, 1999

ARTICLE I
PURCHASE AND SALE OF STOCK .............................................   1

     1.01.   Purchase and Sale of Stock ................................   1

     1.02.   Consideration .............................................   1

     1.03    Escrowed Consideration ....................................   2

     1.04    Contingent Consideration ..................................   2

             (a)  Earn-Out Bonus .......................................   2

             (b)  e-Commerce Profits Distribution ......................   3

             (c)  Adjustment for Over-Payments..........................   3

     1.05.   Closing ...................................................   3

     1.06.   Further Assurances ........................................   4



ARTICLE II
     RELATED MATTERS ...................................................   4

     2.01.   Confidentiality ...........................................   4

     2.02.   Definitions ...............................................   4



ARTICLE III
     REPRESENTATIONS AND WARRANTIES
     OF THE COMPANY AND SHAREHOLDERS ....................................  5


     3.01.    Corporate Organization; Etc. ..............................  6

     3.02.    Capitalization of the Company..............................  6

     3.04.    Authorization, Etc. .......................................  6

     3.05     No Violation ..............................................  6

     3.06.    Statement of Accounts; No Undisclosed Liabilities .........   7

     3.07.    Accounts Receivable ........................................  7

     3.08.    Inventory ..................................................  7

     3.09.    Interim Operations .........................................  7

     3.10.    Title to Properties; Encumbrances ..........................  7

     3.11.    Legal Compliance ...........................................  8

     3.12.    Plant and Equipment ........................................  8

     3.13.    Leases .....................................................  8

     3.14.    Bank Accounts ..............................................  9

     3.15.    Taxes ......................................................  9

     3.16.    Contracts and Commitments ..................................  9

     3.17.    Customers and Suppliers .................................... 10

     3.18.    Orders, Commitments and Returns ............................ 10

     3.19.    Agreements in Full Force and Effect ........................ 11

     3.20.    Insurance .................................................. 11

     3.21.    Labor Difficulties ......................................... 11

     3.22.    Fringe Benefit Plans ....................................... 11

     3.23.    Litigation ................................................. 11

     3.24.    No Condemnation or Expropriation ........................... 12

     3.25.    Consents and Approvals of Governmental Authorities ......... 12

     3.26.    Consents ................................................... 12

     3.27.    Compliance with Law ........................................ 12

     3.28.    Environmental Protection ................................... 12

     3.29.    Compliance with ERISA ...................................... 13

     3.30.    Good Title Conveyed, Etc. .................................. 13

     3.31.    Brokers and Finders ........................................ 13

     3.32.    Absence of Questionable Payments ........................... 13

     3.33.    Personnel .................................................. 13

     3.34.    Insider Interests .......................................... 13

     3.35.    Products Liability ......................................... 13

     3.36.    Disclosure ................................................. 14



ARTICLE IV
     REPRESENTATIONS, WARRANTIES, COVENANTS AND
     AGREEMENTS OF THE SHAREHOLDERS ...................................... 14

     4.01.    Investment ................................................. 14



ARTICLE V
     REPRESENTATIONS AND WARRANTIES OF
     ACQUIROR AND ACQUIROR'S SUBSIDIARY .................................. 15

     5.01.    Corporate Organization; Etc. ............................... 15

     5.02.    Authorization; Etc. ........................................ 15

     5.03.    No Violation ............................................... 15



ARTICLE VI
     COVENANTS OF THE SHAREHOLDERS AND THE COMPANY ....................... 16

     6.01.    Full Access ................................................ 16

         6.02.    Consents of Company Lenders, Etc. ...................... 16

         6.03.    Supplements to Disclosure Schedule ..................... 16

         6.04.    Additional Financial Statements ........................ 16

         6.05.    Other Transactions ..................................... 16

         6.06.    Covenant to Satisfy Conditions ......................... 17

         6.07.    Certificates ........................................... 17

         6.08     Resignation of Directors ............................... 17




ARTICLE VII
         CONDITIONS TO THE OBLIGATIONS OF THE
         SHAREHOLDERS AND THE COMPANY .................................... 17

         7.01.    Representations and Warranties True .................... 17

         7.02.    Performance ............................................ 17

         7.03.    No Governmental Proceeding or Litigation ............... 17

         7.04.    Certificates ........................................... 17



ARTICLE VIII
         CONDITIONS TO OBLIGATIONS OF ACQUIROR
         AND ACQUIROR'S SUBSIDIARY ....................................... 18

         8.01.    Representations and Warranties True .................... 18

         8.02.    Performance ............................................ 18

         8.03.    Investigations; Etc. ................................... 18

         8.04.    Consents Obtained ...................................... 18

         8.05.    No Government Proceeding or Litigation ................. 18

         8.06.    No Injunction .......................................... 18

         8.07.    Material Change ........................................ 18

         8.08.    Opinion of the Company's Counsel ....................... 19

         8.09.    Consents Obtained ...................................... 20

         8.10.    Employment Contract .................................... 20



ARTICLE IX
         CONDUCT OF THE COMPANY'S BUSINESS
         PENDING THE CLOSING ............................................. 20

         9.01.    Regular Course of Business ............................. 21

         9.02.    Amendments ............................................. 21

         9.03.    Capital Changes; Dividends or Redemptions .............. 21

         9.04.    Subsidiaries ........................................... 21

         9.05.    Organization ........................................... 21

         9.06.    Certain Changes ........................................ 21

         9.07.    Contracts .............................................. 22

         9.08.    Insurance; Property .................................... 23

         9.09.    No Default ............................................. 23

         9.10.    Compliance With Laws ................................... 23

         9.11.    Tax Returns ............................................ 23

ARTICLE X
         SURVIVAL OF REPRESENTATIONS
         AND WARRANTIES; INDEMNIFICATION ................................. 23

         10.01.   Investigations; Survival of Warranties .................  23

         10.02.   Indemnification; Rights of Set-off .....................  23

         10.03    Injunctive Relief ......................................  24

         10.04.   Dispute Resolution .....................................  24

                  (a) Arbitration ........................................  24

         10.05    Procedure ..............................................  25


ARTICLE XI
         TERMINATION AND ABANDONMENT .....................................  25

         11.01.   Methods of Termination .................................  25

         11.02.   Procedure Upon Termination .............................  25


ARTICLE XII
         MISCELLANEOUS PROVISIONS ........................................  26

         12.01.   Amendment and Modification .............................  26

         12.02.   Waiver of Compliance ...................................  26

         12.03.   Expenses; Transfer Taxes, Etc. .........................  26

         12.04.   Notices ................................................  26

         12.05.   Assignment .............................................  27

         12.06.   Publicity ..............................................  27

         12.07.   Governing Law ..........................................  28

         12.08.   Counterparts ...........................................  28

         12.09.   Headings ...............................................  28

         12.10.   Entire Agreement .......................................  28

         12.11.   Third Parties ..........................................  28

         12.12.   Severability ...........................................  28

                           STOCK PURCHASE AGREEMENT


     STOCK PURCHASE AGREEMENT dated as of August 1, 1999 among Enviro-Clean of America, Inc., a Nevada corporation ("Acquiror"), SCS Acquisition Corp., a Nevada corporation which is a wholly owned subsidiary of Acquiror ("Acquiror Subsidiary"), Superior Chemical and Supply, Inc., (the "Company"), a Kentucky corporation, and the Shareholders of the Company set forth on the signature page hereto (the "Shareholders").

     This Agreement sets forth the terms and conditions upon which the Shareholders will sell to Acquiror and convey to Acquiror's Subsidiary or other entities designated by Acquiror, and Acquiror will purchase from the Shareholders, all the shares of no par common stock of the Company, representing all of the issued and outstanding capital stock of the Company (the "Company Stock"). As used in this Agreement, capitalized terms not otherwise defined have the meanings ascribed to them in Article II.

     In consideration of the mutual agreements contained herein, intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I

                          PURCHASE AND SALE OF STOCK
                          --------------------------

      1.01.  Purchase and Sale of Stock.  Subject to the terms and conditions
             --------------------------
of this Agreement, at the Closing, the Shareholders shall sell, transfer, convey, assign and deliver to Acquiror and Acquiror shall purchase, acquire and accept from the Shareholders, the Company Stock free and clear of all liens, charges or encumbrances of whatsoever nature.

      1.02.  Consideration.  Subject to the terms and conditions of this
             -------------
Agreement, in reliance on the representations, warranties and agreements of the Shareholders and the Company contained herein, and in consideration of the sale, assignment, transfer and delivery of the Company Stock, Acquiror or Acquiror's Subsidiary will deliver at Closing:

               (a) The sum of Four Hundred Thousand Dollars ($400,000) in cash, company check or verified wire transfer; and

               (b) A promissory note in the principal amount of One Million Two Hundred Thousand Dollars ($1,200,000) maturing three years from the Closing Date and bearing interest at an annual rate equal to the prime rate of Chase Manhattan Bank, N.A. as published on the Business Day immediately preceding the Closing Date (the "Note"). The principal of the Note shall be payable in twelve equal quarterly payments (each a "Payment Date"). Accrued interest on the Note shall also be paid on each Payment Date. Payment of principal and interest on the Note shall be secured by the accounts receivable and inventory of the Company. The security interest in such collateral shall be subordinated to any bank or other senior lender to the Company, Acquiror or Acquiror's subsidiary. If Acquiror or Acquiror's Subsidiary shall default in payment of any installment on the Note, and such default shall remain unremedied for a period of thirty (30) days or more, any non-competition clause in the employment agreement of Stephen Haynes with the Company shall become null, void, and of no further force and effect.

      1.03  Escrowed Consideration.  Simultaneously with the execution and
            ----------------------
delivery of this Agreement, the parties have entered into an Escrow Agreement in the form attached as Exhibit B (the "Escrow Agreement") with Stursberg & Veith, as Escrow Agent. Pursuant to the Escrow Agreement, Acquiror is depositing into escrow Fifty Thousand (50,000) shares of Acquiror's Common Stock ("Escrowed Shares"). Subject to the terms of the Escrow Agreement, Ten Thousand (10,000) of the Escrowed Shares shall be delivered to the Shareholders within ninety days of the end of Acquiror's fiscal years ended December 31, 2000, December 31, 2001, December 31, 2002 and December 31, 2003; provided, however, the Company's
                                         --------  -------
Target Amount (as hereinafter defined) is met for each year. In the case of the fiscal periods from the Closing Date to December 31, 1999 and January 1, 2004 through the fifth anniversary of the Closing Date, the number of shares to be issued and the Target Amount shall be adjusted by multiplying 10,000 shares, or the Target Amount, as the case may be, by a fraction the numerator of which is the number of calendar days elapsed from but not including the Closing Date to and including December 31, 1999 or from January 1, 2004 through the fifth anniversary of the Closing Date, as the case may be, and the denominator of which is 365. If the Target Amount is not met in any year, number of shares to be delivered from escrow shall be equal to the product of (x) 10,000 multiplied
                                                                     ----------
by (y) a fraction, the numerator of which shall be the Company's pre-tax income
--
for such year and the denominator of which shall be the Target Amount for such year. In the event that Company does not meet the Target Amount in any year, and the Company exceeds the Target Amount in the next year, the Company may apply an amount equal to the extent by which the Company's pre-tax earnings exceed the Target Amount for such year, to the prior year's Target Amount and cause a proportionate amount of the Escrowed Shares that were withheld with respect to the prior year to be released to the Shareholders. In no event shall the aggregate number of Acquiror's Shares issued in respect of any two-year period exceed 20,000.

      1.04  Contingent Consideration.  In addition to the consideration to be
            ------------------------
paid by Acquiror to the Shareholders at the closing and the escrowed consideration, Acquiror shall pay the following contingent consideration to the Shareholders upon satisfaction of the relevant conditions as follows:

      (a)  Earn-Out Bonus.  Within ninety (90) days from the close of each of
           --------------
Acquiror's fiscal years ended December 31, 1999, December 31, 2000, December 31, 2001 and December 31, 2002, Acquiror shall make a cash payment to the Shareholders equal to twenty-five percent (25%) of: (i) in the case of the fiscal period from the Closing Date to December 31, 1999 the excess of the Company's pre-tax earnings over the product of (x) $300,000 multiplied by (y) a fraction the numerator of which is the number of calendar days elapsed from (but not including) the Closing Date to (and including) December 31, 1999 and the denominator of which is 365, (ii) in the case of the full year ended December 31, 2000, the excess of the Company's pre-tax earnings for such full year over $315,000, (iii) in the case of the full year ended December 31, 2001, the excess of the Company's pre-tax earnings for such full fiscal year over $330,750, (iv) in the case of the full year ended December 31, 2002, the excess of the Company's pre-tax earnings for such full fiscal year over $347,288, (v) in the case of the full year ended December 31, 2003, the excess of the Company's pre-tax earnings for such full fiscal year over $364,652; and (vi) for the fiscal period from January 1, 2004 through the fifth anniversary of the Closing Date, the excess of the Company's pre-tax earnings over the sum of $382,884.60 annually pro rated for the number of days actually elapsed. Anything in this
Section 1.04 to the contrary notwithstanding, no such payments in respect of contingent payments under this Section 1.04 shall accrue for any period subsequent to the termination of the Company's Employment Agreement with Stephen Haynes.

      (b)   e-Commerce Profits Distribution. On or prior to March 31, 2000,
            -------------------------------
2001, 2002, 2003, 2004 and 2005, Acquiror shall make a cash payment to the Shareholders equal to twenty-five percent (25%) of the net, after tax profits for the fiscal years ended December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002 and December 31, 2003, respectively, and the period from January 1, 2004 to the fifth anniversary of the Closing Date from any of Acquiror's sales of janitorial and sanitary supplies which are also sold by the Company, from all sales of such products by Acquiror through its own Internet "e-commerce" program, to customers located within a sixty (60) mile radius of any of the Company's three facility locations in Kentucky.

      (c)   Adjustment for Over-Payments. In the event that the total amount of
            ----------------------------
payments made to on for the benefit of the Shareholders pursuant to any provisions of this Article exceeds the aggregate amount of payments to which the Shareholders were entitled to receive pursuant to such provisions, Acquiror shall promptly notify the Shareholders in writing of the excess payment and shall at its option set off any shortfall against any subsequent payment or require the Shareholders to refund to Acquiror the amount of any such excess payments within thirty (30) days from the receipt of such notice.

      1.05. Closing.  The Closing of the transactions contemplated by this
            -------
Agreement will take place by delivery of all documents, shares, checks and other items required for Closing to the offices of Harrington, Ocko, and Monk, LLP,
counsel to Acquiror ("HOM"), at 81 Main Street, White Plains, New York.   All
such items will be held in excrow by HOM until such time as all items necessary for Closing have been received and approval to complete the Closing has been received and approval to complete the Closing has been received by HOM from Acquiror, the Company and Haynes.

      (a) At the Closing, the Shareholders will deliver to Acquiror or Acquiror's Subsidiary the Company Stock, together with a stock power or stock powers duly endorsed for transfer, and Company will deliver to Acquiror or Acquiror's Subsidiary all other previously undelivered documents required to be delivered by the Company or any of its officers or directors at or prior to the closing in connection with the transactions contemplated by this Agreement.

      (b) At the Closing, there will be delivered to the Company and the Shareholders respectively (i) by Acquiror or Acquiror's Subsidiary, the consideration referred to in Section 1.02 hereof to be delivered at the closing, and (ii) by Acquiror or Acquiror's Subsidiary, all previously undelivered documents required to be delivered by Acquiror or Acquiror's Subsidiary to the Company at or prior to the Closing.

      1.06. Further Assurances.  After the Closing, the Shareholders and the
            ------------------
Company shall from time to time, at the request of Acquiror or Acquiror's Subsidiary and without further cost or expense to Acquiror, execute and deliver such other instruments of conveyance and transfer and take such other actions as Acquiror or Acquiror's Subsidiary may reasonably request, in order to more effectively consummate the transactions contemplated hereby.


                                  ARTICLE II

                                RELATED MATTERS
                                ---------------

      2.01. Confidentiality.  Each party hereto will hold and will cause its
            ---------------
consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all documents and information concerning the other party furnished it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by the party to which it was furnished, (ii) in the public domain through no fault of such party, or (iii) later lawfully acquired from other sources by the party to which it was furnished), and each party will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with this Agreement. If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained except to the extent such information comes into the public domain through no fault of the party required to hold it in confidence, and such information shall not be used to the detriment of, or in relation to any investment in, the other party and all such documents (including copies thereof) shall be returned to the other party immediately upon the written request of such other party. Each party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

      2.02. Definitions.  For all purposes of this Agreement, except as
            -----------
otherwise expressly provided or unless the context otherwise requires:

      "Acquiror" means Enviro-Clean of American, Inc., a corporation formed under the laws of Nevada.

      "Acquiror's Subsidiary" means SCS Acquisition Corp., a corporation formed under the laws of Nevada.

      The terms "Affiliate" and "Associate" have the meanings prescribed by Rule 12b-2 of the regulations promulgated pursuant to the Securities Exchange Act.

      "Balance Sheet" means the unaudited consolidated balance sheet of the Company referred to in Section 3.06(ii) of this Agreement.

     "Closing" means the closing referred to in Section 1.01 of this Agreement.

     "Closing Date" means the date on which the Closing occurs.

     "Code" means the Internal Revenue Code of 1954, as amended.

     "Company" means Superior Chemical and Supplies, Inc., a corporation formed under the laws of Kentucky.

     "Company Affiliate" means each Affiliate of the Company.

     "Disclosure Schedule" means the document delivered by the Shareholders and the Company to the Acquiror simultaneously with the execution hereof containing the information required to be included therein pursuant to this Agreement.

     "SEC" means the United States Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Shareholder" means the Shareholders of the Company whose names are set forth on the signature page hereto, who, in the aggregate, own beneficially and of record all issued and outstanding capital stock of the Company.

     "Target Amount" means pre-tax earnings of the Company amounting to $250,000 per annum, pro rated for any period of less than one full year and increased by 5% for each year under this Agreement.

     Certain terms used in this Agreement are defined in the section used. The plural of any defined term shall have a meaning correlative to such defined term.


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

                        OF THE COMPANY AND SHAREHOLDERS
                        -------------------------------


     The Company and the Shareholders hereby represent, covenant and warrant to Acquiror as follows:

      3.01. Corporate Organization; Etc.  The Company is a corporation duly
            ---------------------------
organized, validly existing and in good standing under the laws of the State of Kentucky and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns and is duly qualified or licensed to do business in the jurisdiction of Kentucky, which is the only jurisdiction in which qualification or licensing is required The copies of the Certificate of Incorporation and By-Laws of the Company heretofore delivered to Acquiror are complete and correct copies of such instruments as presently in effect.

      3.02. Capitalization of the Company. As of the date of this Agreement,
            -----------------------------
the authorized capital stock of the Company consists of one hundred (100) shares of common stock, no par value, of which 100 shares are issued and outstanding and no shares are held in the treasury of the Company. All issued and outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable. As of the date of this Agreement, there are no (i) securities convertible into or exchangeable for the Company capital stock; (ii) options, warrants or other rights to purchase or subscribe to capital stock of the Company or securities convertible into or exchangeable for capital stock of the Company; or (iii) contracts, commitments, agreements, understandings or arrangements of any kind oral or written relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such options, warrants or rights.

      3.03. No Affiliates.  The Company does not own, directly or indirectly,
            -------------
any capital stock or other equity securities of any corporation, partnership trust, joint venture or other entity nor have any direct or indirect equity or ownership interest in any business.

      3.04. Authorization, Etc.  The Shareholders have full legal competence
            ------------------
and the Company has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Board of Directors and Shareholders of the Company have taken all action required by law, the Company's Certificate of Incorporation, the Company By-Laws or otherwise to be taken by them to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement is a valid and binding agreement of the Shareholders and the Company enforceable in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditor's rights, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought, and (iii) enforceability of certain sections of this Agreement may be subject to limitations of public policy under Federal and State securities laws.

      3.05  No Violation.  Neither the execution and delivery of this
            ------------
Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the Certificate of Incorporation or By-Laws of the Company or violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of the Company under, any agreement or commitment to which the Company or any Shareholder is a party or by which the Company or any Shareholder is bound, or to which the property of the Company is subject, or violates any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

      3.06. Statement of Accounts; No Undisclosed Liabilities.  As of July 31,
            --------------------------------------------------
1999, the balances of the following accounts of the Company were as follows:

          Cash in Bank           $  7,779.12
          Accounts Receivable     180,350.67
          Inventory               192,820.76
          Accounts Payable         75,909.45

Such accounts present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods. The statement of account as of July 31, 1999 is herein referred to as the "Balance Sheet".

      The Company has no liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which were not fully reflected or reserved against in the financial statements, except for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the date thereof which do not, in the aggregate, exceed $25,000, and the reserves for liabilities and contingencies reflected in the financial statements are adequate, appropriate and reasonable.

      3.07. Accounts Receivable.  All accounts receivable of the Company,
            -------------------
whether reflected in the Balance Sheet or otherwise, represent sales actually made in the ordinary course of business, and are current and collectible net of any reserves shown on the Balance Sheet (which reserves are adequate and were calculated consistent with past practice). Subject to such reserve, each of the accounts receivable either has been collected in full or will be collected in full, without any set-off, within 120 days after the day on which it became due and payable.

      3.08. Inventory.  All inventory of the Company, whether reflected in
            ---------
the Balance Sheet or otherwise, consists of a quality and quantity usable and salable in the ordinary course of business, except for items of obsolete materials and materials of below-standard quality, all of which have been written down in the Balance Sheet to realizable market value or for which adequate reserves have been provided therein. The quantities of all inventory of the Company are reasonable and warranted in the present circumstances of its business.

      3.09. Interim Operations.  Since the date of the Balance Sheet, the
            ------------------
business of the Company has been conducted only in the ordinary and usual course consistent with past practice. Since the date of the Balance Sheet, to the best knowledge of the Company and the Shareholders there have not been any adverse changes in the financial condition, assets or results of operations of the Company. Since such date such assets have not been affected in any way as a result of flood, fire, explosion or other casualty (whether or not covered by insurance). The Company is not aware of any circumstances which may cause it to suffer any adverse change in its business, operations or prospects.

      3.10. Title to Properties; Encumbrances. The Company has good, valid and
            ---------------------------------
marketable title to all the properties and assets which it purports to own (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the Balance Sheet, and all the properties and assets purchased by the Company since the date of the Balance Sheet. All properties and assets reflected in the Balance Sheet have a fair market or realizable value at least equal to the value thereof as reflected therein, and all such properties and assets are free and clear of all title defects or objections, liens, claims, charges, security interests or other encumbrances of any nature whatsoever including, without limitation leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements, and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever except, with respect to all such properties and assets, (a) liens shown on the Balance Sheet as securing specified liabilities or obligations and liens incurred in connection with the purchase of property and/or assets, if such purchase was effected after the date of the Balance Sheet, with respect to which no default exists; (b) minor imperfections of title, if any, none of which are substantial in amount, materially detract from the value or impair the use of the property subject thereto, or impair the operations of the Company and which have arisen only in the ordinary course of business and consistent with past practice since the date of the Balance Sheet; and (c) liens for current taxes not yet due. The rights, properties and other assets presently owned, leased or licensed by the Company and described elsewhere in this Agreement include all rights, properties and other assets necessary to permit the Company to conduct its business in all material respects in the same manner as its business has been conducted prior to the date hereof.

      3.11. Legal Compliance.  The Company has complied with all applicable
            -----------------
laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), except where the failure to comply would not have a material adverse effect upon the financial condition of the Company taken as a whole.

      3.12. Plant and Equipment.  The plants, structures and equipment of the
            -------------------
Company are structurally sound with no defects and are in good operating condition and repair and are adequate for the uses to which they are being put; and none of such plants, structures or equipment are in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost. The Company has not received notification that it is in violation of any applicable building, zoning, anti-pollution, health or other law, ordinance or regulation in respect of its plants or structures or their operations and no such violation exists.

      3.13. Leases.  Section 3.13 of the Disclosure Schedule contains an
            ------
accurate and complete description of the terms of all leases pursuant to which the Company or leases real or personal property. All such leases are valid, binding and enforceable in accordance with their terms, and are in full force and effect; there are no existing defaults by the Company; no event of default has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder; and all lessors under such leases have consented (where such consent is necessary) to the consummation of the transactions contemplated by this Agreement without requiring modification in the rights or obligations of the lessee under such leases. Executed counterpart copies of all consents referred to in the preceding sentence will be delivered to Acquiror prior to or at the Closing. The Company and Shareholder have not received any written or oral notice to the effect that any leases will be renewed at a substantially higher rent than otherwise provided in such lease.

      3.14. Bank Accounts.  Section 3.14 of the Disclosure Schedule sets forth
            -------------
the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes or accounts of any nature. At the Closing, the Company will deliver to Acquiror copies of all records, including all signature or authorization cards, pertaining to such bank accounts.

      3.15. Taxes.  The Company has duly filed all tax reports and returns
            -----
required to be filed by it and have duly paid all taxes and other charges due or claimed to be due from it by federal, state, local or foreign taxing authorities (including, without limitation, those due in respect of the properties, income, franchises, licenses, sales or payrolls of any of them); the reserves for taxes reflected in the Balance Sheet are adequate; and there are no tax liens upon any property or assets of the Company except liens for current taxes not yet due. The federal income tax returns of the Company have been examined by the Internal Revenue Service for all periods to and including those set forth in Section 3.15(a) of the Disclosure Schedule; and, except to the extent shown therein, all deficiencies asserted as a result of such examinations have been paid or finally settled and no issue has been raised by the Internal Revenue Service in any such examination which, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. Further, no state of facts exists or has existed which would constitute grounds for the assessment of any tax liability with respect to the periods which have not been audited by the Internal Revenue Service. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal income tax return for any period. Copies of all income tax returns for the Company in respect of all years not barred by the statute of limitations have heretofore been delivered by the Company to Acquiror and all such returns are listed in Section 3.15(b) of the Disclosure Schedule. The Company has not, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of
Section 341(f)(2) of the Code.

      3.16. Contracts and Commitments. The Company and Shareholders covenant
            -------------------------
that:

            (a) The Company has no agreements, contracts, commitments or restrictions which are material to its business, operations or prospects or which require the making of any charitable contribution;

            (b) No purchase contracts or commitments of the Company continue for a period of more than twelve (12) months or are in excess of the normal, ordinary and usual requirements of business or at any excessive price;

            (c) There are no outstanding sales contracts, commitments or proposals of the Company which continue for a period of more than twelve (12) months or will result in any loss to the Company upon completion or performance thereof, after allowance for direct distribution expenses nor are there any outstanding contracts, bids or sales or service proposals quoting prices which will not result in a normal profit;

            (d) The Company has no outstanding contracts with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by it on notice of not longer than 30 days and without liability, penalty or premium;

            (e) The Company has no employment agreement, or any other agreement that contains any severance, or termination liabilities or obligations;

            (f) The Company has no collective bargaining or union contracts or agreements;

            (g) The Company is not in default, nor is there any basis for any valid claim of default, under any contract made or obligation owed by it;

            (h) The Company has no employee other than Stephen Haynes to whom it is paying compensation at the annual rate of more than $50,000 for services rendered;

            (i) The Company is not restricted by agreement from carrying on its business anywhere in the world;

            (j) The Company is not under any liability or obligation with respect to the return of inventory or merchandise in the possession of wholesalers, distributors, retailers or their customers;

            (k) Except as set forth in Section 3.16 (k) of the Disclosure Schedule, the Company has no debt obligation for borrowed money, including guarantees of or agreements to acquire any such debt obligation of others;

            (1) The Company has no outstanding loans to any person or entity;
and

            (m) The Company has no power of attorney outstanding or any obligations or liabilities (whether absolute, accrued, contingent or otherwise), as guarantor, surety, co-signer, endorser, comaker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity.

      3.17. Customers and Suppliers.  Sections 3.17(a) and (b), respectively,
            -----------------------
of the Disclosure Schedule set forth: (a) a list of (i) the ten largest customers of the Company in terms of sales during the fiscal year ended December 31, 1998 and (ii) the ten largest customers of the Company in terms of sales during the seven months ending July 31, 1999, showing the approximate total sales by the Company to each such customer during the fiscal year ended December 31, 1998 and the seven months ending July 31, 1999, respectively; (b) a list of
(i) the ten largest suppliers of the Company in terms of purchases during the fiscal year ended December 31, 1998, and (ii) the ten largest suppliers of the Company in terms of purchases during the seven months ending July 31, 1999, showing the approximate total purchases by the Company from each such supplier during the fiscal year ended December 31, 1998 and the seven months ending July 31, 1999, respectively. There has not been any material adverse change in the business relationship of the Company with any customer or supplier named in Sections

3.17(a) and 3.17(b) of the Disclosure Schedule. The Company has not had any customer who accounted for more than 5% of Company's sales during the period from January 1, 1999 to July 31, 1999 or any supplier from whom it purchased more than 5% of the goods or services which it purchased during the period January 1, 1999 to July 31, 1999.

      3.18. Orders, Commitments and Returns.  As of the date of this Agreement,
            -------------------------------
the aggregate of all accepted and unfulfilled orders for the sale of merchandise entered into by the Company does not exceed $20,000, and the aggregate of all contracts or commitments for the purchase of supplies by them does not exceed $20,000 all of which orders, contracts and commitments were made in the ordinary course of business. As of the date of this Agreement, there are no claims against the Company to return in excess of an aggregate of $500 of merchandise by reason of alleged overshipments, defective merchandise or otherwise, or of merchandise in the hands of customers under an understanding that such merchandise would be returnable.

      3.19. Agreements in Full Force and Effect.  All contracts, agreements,
            -----------------------------------
plans, leases, policies and licenses referred to in the Disclosure Schedule are valid and in full force and effect, and true copies thereof have been heretofore made available to Acquiror.

      3.20. Insurance.  Section 3.20 of the Disclosure Schedule contains an
            ---------
accurate and complete description of all material policies of fire, liability, workmen's compensation and other forms of insurance owned or held by the Company. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of the Closing have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all agreements to which the Company is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage for the assets and operations of the Company; will remain in full force and effect through the respective dates set forth in Section 3.20(a) of the Disclosure Schedule without the payment of additional premiums; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Section 3.20(b) of the Disclosure
Schedule identifies all risks which the Company, its Board of Directors or officers have designated as being self insured. The Company has not been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last years.

      3.21. Labor Difficulties.  (a) The Company is in compliance with all
            ------------------
applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; (b) there is no unfair labor practice complaint against the Company pending before the National Labor Relations Board; (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or affecting the Company; (d) no representation question exists respecting the employees of the Company; (e) no grievance nor any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor exists; (f) no collective bargaining agreement which is binding on the Company restricts it from relocating or closing any of their operations; and (g) the Company has not experienced any work stoppage or other labor difficulty in the past twenty-four months.

      3.22. Fringe Benefit Plans.  The Company has no bonus, deferred
            --------------------
compensation, pension, profit-sharing, retirement, stock purchase, stock option or any other fringe benefit plan, arrangement or practice, whether formal or informal. The Company has no commitments, whether formal or informal and whether legally binding or not, to create any such plan or arrangement.

      3.23. Litigation.  Except as set forth in Section 3.23 of the
            ----------
Disclosure Schedule, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or threatened against or involving the Company or the Shareholders, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the Company or the Shareholders pursuant to this Agreement or in connection with the transactions contemplated hereby; nor is there any valid basis for any such action, proceeding or investigation. The Company is not in default under or in violation of, nor is there any valid basis for any claim of default under or violation of, any contract, commitment or restriction to which it is a party or by which it is bound. The Company is not subject to any judgment, order or decree entered in any lawsuit or proceeding which may have an adverse effect on its business practices or on its ability to acquire any property or conduct its business in any area.

      3.24. No Condemnation or Expropriation. Neither the whole nor any portion
            --------------------------------
of the leaseholds or any other assets of the Company is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor has any such condemnation, expropriation or taking been proposed.

      3.25. Consents and Approvals of Governmental Authorities.  No consent,
            --------------------------------------------------
approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

      3.26. Consents.  No consent of any person is necessary to the
            --------
consummation of the transactions contemplated hereby, including, without limitation, consents from parties to loans, contracts, leases or other agreements and consents from governmental agencies, whether federal, state or local.

      3.27. Compliance with Law.  The operations of the Company have been
            -------------------
conducted in accordance with all applicable laws, regulations and other requirements of all national governmental authorities, and of all states, municipalities and other political subdivisions and agencies thereof, having jurisdiction over the Company, including, without limitation, all such laws, regulations and requirements relating to antitrust, consumer protection, currency exchange, equal opportunity, health, occupational safety, pension, securities and trading-with-the-enemy matters. The Company has not received any notification of any asserted present or past failure by the Company to comply with such laws, rules or regulations.

      3.28. Environmental Protection.  The Company has obtained all permits,
            ------------------------
licenses and other authorizations which are required under federal, state and local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes. The Company is in full compliance with all terms and conditions of the required permits, licenses and authorizations, and is also in full compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder.
The Company and Shareholders are not aware of, nor has the Company or any Shareholder received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste.

      3.29. Compliance with ERISA.  The Company has never had a benefit plan
            ---------------------
that is governed by ERISA.

      3.30. Good Title Conveyed, Etc.  The Shareholders have complete and
            ------------------------
unrestricted power and the unqualified right to sell, assign, transfer and deliver to Acquiror, and upon consummation of the transactions contemplated by this Agreement, Acquiror's Subsidiary will acquire, good, valid and marketable title to, the Company Stock to be transferred to Acquiror's Subsidiary hereunder, free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind.

      3.31. Brokers and Finders.  Neither the Shareholders, the Company nor
            -------------------
any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

      3.32. Absence of Questionable Payments.  Neither the Company nor any
            --------------------------------
director, officer, agent, employee or other person acting on behalf of the Company, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Securities Exchange Act. The Company nor any current director, officer, agent, employee or other person acting on behalf of the Company has accepted or received any unlawful contributions, payments, gifts, or expenditures.

      3.33. Personnel.  Section 3.33 of the Disclosure Schedule sets forth a
            ---------
true and complete list of:

            (a) the names and current salaries of all directors and elected and appointed officers of each of the Company, the number of shares of the Company Stock owned beneficially or of record, or both, by each such person and the family relationships, if any, among such persons;

            (b) the wage rates for non-salaried and nonexecutive salaried employees of the Company by classification, and all labor union contracts if any; and

            (c) all group insurance programs in effect for employees of the Company. The Company is not in default with respect to any of its obligations referred to in the preceding sentence.

      3.34. Insider Interests. Except as set forth in Schedule 3.34, no officer
            -----------------
or director of the Company has any material interest in any property, real or personal, tangible or intangible, including without limitation, inventions, patents, trademarks or trade names, used in or pertaining to the business of the Company or any Company Subsidiary.

      3.35. Products Liability. There is no action, suit, inquiry, proceeding or
            ------------------
investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or threatened against or involving the Company relating to any product alleged to have been manufactured or sold by the Company and alleged to have been defective, or improperly designed or manufactured, nor is there any valid basis for any such action, proceeding or investigation.

      3.36. Disclosure.  No representations or warranties by the Shareholders or
            ----------
the Company in this Agreement and no statement contained in any document (including, without limitation, financial statements and the Disclosure Schedule), certificate, or other writing furnished or to be furnished by the Company or any Shareholder to Acquiror or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.


                                  ARTICLE IV

                  REPRESENTATIONS, WARRANTIES, COVENANTS AND
                  ------------------------------------------

                        AGREEMENTS OF THE SHAREHOLDERS
                        ------------------------------


     Each of the Shareholders hereby represents and warrants to, and covenants and agrees with, the Acquiror, as of the date of the Closing, that:

      4.01. Investment.  (a) Such Shareholder has received such information
            ----------
relating to the business and affairs of the Acquiror which such Shareholder has requested, and all additional information which such Shareholder has considered necessary to verify the accuracy of the information so received. Such Shareholder has had the opportunity to ask questions of and receive answers from the Acquiror concerning the terms and conditions of the transactions contemplated by this Agreement. On the basis of the foregoing, such Shareholder is familiar with the operations, business plans and financial condition of the Acquiror.

            (b) Such Shareholder understands that the Acquiror proposes to issue and deliver to such Shareholder, under certain circumstances, shares of Acquiror's Common Stock pursuant to this Agreement without registration under the Securities Act or the laws of any state in reliance upon various exemptions from registration contained in such laws and regulations; that for purposes of determining the availability of the applicable exemptions from registration the Acquiror will rely upon the representations, warranties, covenants and agreements contained herein. Such Shareholder is an "accredited investor" as such term is defined in Rule 501 under the Securities Act.

            (c) Such Shareholder understands that, under existing rules of the Securities and Exchange Commission, such Shareholder may be unable to sell his shares of Acquiror's Common Stock except to the extent that such shares of Acquiror's Common Stock may be sold (A) pursuant to an effective registration statement covering such shares pursuant to the Securities Act or (B) in a bona fide private placement to a purchaser who shall be subject to the same restrictions on any resale or (C) subject to the restrictions contained in Rule 144 under the Securities Act ("Rule 144"). Such Shareholder understands that the Acquiror is under no obligation to effect a registration of the Shareholder's shares of Acquiror's Common Stock under the Securities Act.

            (d) Such Shareholder is familiar with the provisions of Rule 144 and the limitations upon the availability and applicability of such Rule.

            (e) Such Shareholder is a sophisticated investor familiar with the type of risks inherent in the acquisition of restricted securities such as the shares of Acquiror's Common Stock and his financial position is such that he can afford to retain his shares of Acquiror's Common Stock for an indefinite period of time without realizing any direct or indirect cash return on his investment.

            (f) Such Shareholder is acquiring his shares of Acquiror's Common Stock for his account and not with a view to, or for sale in connection with, the distribution thereof within the meaning of the Securities Act.


                                   ARTICLE V

                       REPRESENTATIONS AND WARRANTIES OF
                       ---------------------------------

                      ACQUIROR AND ACQUIROR'S SUBSIDIARY
                      ----------------------------------


      Acquiror and Acquiror's Subsidiary, jointly and severally, represent and warrant to the Company as follows:

      5.01. Corporate Organization; Etc.  Acquiror and Acquiror's Subsidiary
            ---------------------------
are corporations duly organized, validly existing and in good standing under the laws of the State of Nevada. All the issued and outstanding shares of capital stock of Acquiror's Subsidiary have been duly authorized by all necessary corporation action and are validly issued, fully paid and nonassessable and are owned by Acquiror.

      5.02. Authorization; Etc.  Acquiror and Acquiror's Subsidiary have full
            ------------------
corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Boards of Directors of Acquiror and Acquiror's Subsidiary have taken all action required by law, their respective Certificates of Incorporation and By-Laws or otherwise to authorize the execution and delivery of this Agreement and the transactions contemplated hereby, and this Agreement is a valid and binding agreement of Acquiror and Acquiror's Subsidiary enforceable in accordance with its terms except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

      5.03. No Violation. Neither the execution and delivery of this Agreement
            ------------
nor the consummation of the transactions contemplated hereby will violate any provisions of the respective Certificate of Incorporation or By-Laws of Acquiror or Acquiror's Subsidiary, or violate, or be in conflict with, or constitute a default under, or cause the acceleration of the maturity of any debt or obligation pursuant to, any agreement or commitment to which Acquiror or Acquiror's Subsidiary is a party or by which Acquiror or Acquiror's Subsidiary is bound, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.


                                  ARTICLE VI

                 COVENANTS OF THE SHAREHOLDERS AND THE COMPANY
                 ---------------------------------------------


      The Shareholders and the Company hereby covenant and agree with Acquiror:

      6.01. Full Access.  The Shareholders shall cause the Company to, and
            -----------
the Company shall, afford to Acquiror, its counsel, accountants and other representatives full access to the plants, offices, warehouses, properties, books and records of the Company in order that Acquiror may have full opportunity to make such investigations as it shall desire to make of the affairs of the Company; and the Company will cause its officers and accountants to furnish such additional financial and operating data and other information as Acquiror shall from time to time request; provided, however, that any such investigation shall be conducted in such a
--------  -------
manner as not to interfere unreasonably with the operation of the businesses of the Company.

      6.02. Consents of Company Lenders, Etc.  The Shareholders shall cause
            --------------------------------
the Company to, and the Company shall, use its best efforts to obtain at the earliest practicable date and prior to the Closing all consents necessary, as reasonably requested by counsel to the Acquiror for the consummation of the transactions contemplated hereby and will provide to Acquiror copies of each such consent promptly after it is obtained.

      6.03. Supplements to Disclosure Schedule.  From time to time prior to
            ----------------------------------
the Closing, the Company will promptly supplement or amend the Disclosure Schedule with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule. No supplement or amendment of the Disclosure Schedule made pursuant to this section shall be deemed to cure any breach of any representation of or warranty made in this Agreement unless Acquiror specifically agrees thereto in writing.

      6.04. Additional Financial Statements.  The Company shall furnish Acquiror
            -------------------------------
with financial statements similar to those referred to in Section 3.07(ii) as of July 31, 1999, and for the six month periods ended on such date, all certified by the chief financial officer and President of the Company, as soon as they become available, but in no event later than forty-five (45) days following the Closing Date.

      6.05. Other Transactions.  Neither the Company nor its Board of Directors
            ------------------
shall enter into any discussions concerning, or approve or recommend to the holders of any shares of its capital stock, any merger, consolidation, disposition of all or substantially all of its business, properties or assets (other than pursuant to this Agreement), any tender offer, acquisition or other business combination, or proposal therefor, or furnish or cause to be furnished any information concerning the business, properties or assets of the Company to any party in connection with any tender offer or other transaction involving the acquisition of the Company or all or any substantial part of its assets by any person other than Acquiror or Acquiror's Subsidiary.

      6.06. Covenant to Satisfy Conditions.  The Shareholders and the Company
            ------------------------------
will use their best efforts to ensure that the conditions set forth in Article VIII hereof are satisfied, insofar as such matters are within the control of any of them.

      6.07. Certificates.  At the Closing the Company will furnish Acquiror
            ------------
with such certificates of its officers and others to evidence compliance with the covenants set forth in this Article VI as may be reasonably requested by Acquiror.

      6.08  Resignation of Directors.  Immediately prior to the Closing, each
            ------------------------
member of the Board of Directors of the Company so requested by Acquiror shall have delivered to Acquiror a written resignation from such Board of Directors effective as of the Closing Date.


                                  ARTICLE VII

                     CONDITIONS TO THE OBLIGATIONS OF THE
                     ------------------------------------

                         SHAREHOLDERS AND THE COMPANY
                         ----------------------------


     Each and every obligation of the Shareholders and the Company under this Agreement to be performed on or before the Closing shall be subject to the reasonable satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by the Shareholders and the Company:

     7.01.   Representations and Warranties True. The representations and
             -----------------------------------
warranties of Acquiror and Acquiror's Subsidiary contained herein shall be in all material respects true and accurate as of the date when made and at and as of the Closing as though such representations and warranties were made at and as of such date, except for changes expressly permitted or contemplated by the terms of this Agreement.

     7.02.   Performance.  Acquiror and Acquiror's Subsidiary shall have
             -----------
performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing.

     7.03.   No Governmental Proceeding or Litigation.  No suit, action,
             ----------------------------------------
investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

     7.04.   Certificates.  Acquiror and Acquiror's Subsidiary shall have
             ------------
furnished the Company with such certificates of their officers and others to evidence compliance with the conditions set forth in this Article VII as may be reasonably requested by the Company.

                                 ARTICLE VIII

                     CONDITIONS TO OBLIGATIONS OF ACQUIROR
                     -------------------------------------

                           AND ACQUIROR'S SUBSIDIARY
                           -------------------------

     Each and every obligation of Acquiror and Acquiror's Subsidiary under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by Acquiror:

     8.01.   Representations and Warranties True.  The representations and
             -----------------------------------
warranties contained in Article III hereof, the Disclosure Schedule and in all certificates and other documents delivered and to be delivered by the Shareholders and the Company to Acquiror or Acquiror's Subsidiary or their representatives pursuant hereto or in connection with the transactions contemplated hereby shall be true, complete and accurate as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date, except for changes expressly permitted or contemplated by the terms of this Agreement.

     8.02.   Performance.  The Shareholders and the Company shall have performed
             -----------
and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing, to the satisfaction of Acquiror's Counsel.

     8.03.   Investigations; Etc.  No investigation of the Company, nor the
             -------------------
Disclosure Schedule or any supplement thereto nor any other document delivered to Acquiror as contemplated by this Agreement, shall have revealed any facts or circumstances which, in the sole and exclusive judgment of Acquiror, reflect in a material adverse way on the financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects of the Company.

     8.04.   Consents Obtained.  All consents from third parties and government
             -----------------
agencies required to consummate the transactions contemplated hereby shall have been obtained.

     8.05.   No Government Proceeding or Litigation.  No suit, action,
             --------------------------------------
investigation, inquiry or other proceeding-by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened against the Company or any Shareholder which questions the validity or legality of any of the transactions contemplated by this Agreement.

     8.06.   No Injunction. On the Closing Date there shall be no effective
             -------------
pending or threatened injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transaction contemplated hereby which the Acquiror deems unacceptable in its sole discretion.

     8.07.   Material Change.  From the date of the Balance Sheet to the Closing
             ---------------
Date, the Company shall not have suffered any adverse change (whether or not such change is referred to or described in any supplement to the Disclosure Schedule) in its business, prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent or otherwise), reserves or operations.

     8.08.   Opinion of the Company's Counsel. The Company shall have delivered
             --------------------------------
to Acquiror an opinion of Pierce, Simpson & Shadoan, counsel to the Company, dated as of the Closing Date, in form and substance satisfactory to Acquiror, to the effect that:

             (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

             (b) The Company is duly qualified as a foreign corporation and in good standing in each jurisdiction in which the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary;

             (c) The Company has the corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns, and the Company has the full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby;

             (d) The Shareholders have the authority to enter into the Agreement and to consummate the transactions contemplated hereby;

             (e) The only authorized capital stock of the Company consists of One Hundred (100) shares of no par Common Stock, One Hundred (100) shares of which are issued and outstanding, that such issued shares have been duly and validly authorized and issued and are fully paid and nonassessable;

             (f) Based upon an examination of the records of the Company, there are no outstanding options, warrants, calls, commitments or other rights or agreements to which the Company or any Shareholder is bound relating to the issuance, sale or redemption of common stock of the Company to purchase or acquire any capital stock of the Company;

             (g) All corporate action by the Company required in order to authorize the transactions contemplated hereby has been duly and validly taken; and this Agreement has been duly executed and delivered by the Company and is the valid and binding obligation of the Company enforceable in accordance with its terms except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors, rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

             (h) The Shareholders have complete and unrestricted power to sell, convey, assign, transfer and deliver to Acquiror the Company Stock; and the instruments of sale, conveyance, assignment and transfer executed and delivered to Acquiror or Acquiror's Subsidiary hereunder are duly executed, are valid and binding obligations of the Shareholders, and effectively vest in Acquiror's Subsidiary good, clear, marketable title in and to such Company Stock as contemplated by this Agreement, free and clear of any lien, charge or encumbrance of any kind whatsoever;

             (i) Neither the execution and delivery of this Agreement by the Shareholders and the Company nor the consummation of the transactions contemplated hereby will violate the Certificate of Incorporation or By-Laws of the Company will violate, conflict with, or constitute a default under, or cause the acceleration of maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of the Company under, any contract, commitment, agreement, trust, understanding, arrangement or restriction of any kind to which the Company is a party or by which the Company or any Shareholder is bound or violates any statute or law, or any judgment, decree, order, regulation or rule of any court or governmental authority;

             (j) The Company is not engaged in or threatened with any legal action or other proceeding or has incurred or been charged with or is under investigation with respect to any violation of any federal, state or local law or administrative regulation which if adversely determined might adversely affect or impair the business or condition, financial or otherwise, of the Company.

             (k) No consent of any governmental body of any other person is required for the consummation by the Company of the transactions contemplated hereby, except consents the need for which is disclosed in this Agreement or the Disclosure Schedule, all of which have been duly and validly obtained;

             (1) To the best knowledge of such counsel, the Company is in compliance with all applicable laws and regulations;

             (m) No facts have come to the attention of such counsel which would lead them to believe that any representation or warranty of the Company contained herein or in the Disclosure Schedule or any supplement thereto is incorrect, false or misleading in any manner;

             (n) As to such other matters incident to the matters herein contemplated as Acquiror and its counsel may reasonably request, including the form of all documents and the validity of all proceedings.

     8.09.   Consents Obtained.  All consents referred to in this Agreement or
             -----------------
the Disclosure Schedule shall have been obtained.

     8.10.   Employment Contract.  At or prior to the Closing, Acquiror's
             -------------------
Subsidiary and Stephen Haynes shall have entered into a contract satisfactory to Acquiror providing for his employment by Acquiror commencing upon the Closing.


                                  ARTICLE IX

                       CONDUCT OF THE COMPANY'S BUSINESS
                       ---------------------------------

                              PENDING THE CLOSING
                              -------------------

     Pending the Closing, and except as otherwise expressly consented to or approved by Acquiror in writing:

     9.01.   Regular Course of Business.  The Company and Shareholders covenant
             --------------------------
and agree that they will carry on the Company's business diligently and substantially in the same manner as heretofore conducted, and the Company shall not institute any new methods of manufacture, purchase, sale, lease, management, accounting or operation or engage in any transaction or activity, enter into any agreement or make any commitment, except in the ordinary course of business and consistent with past practice.

     9.02.   Amendments. No change or amendment shall be made in the Certificate
             ----------
of Incorporation or By-Laws of the Company.

     9.03.   Capital Changes; Dividends or Redemptions.  Neither the
             -----------------------------------------
Shareholders nor the Company will issue or sell any shares of the Company's capital stock or other securities, acquire directly or indirectly, by redemption or otherwise, any such capital stock, reclassify or split-up any such capital stock, declare or pay any dividends thereon in cash, securities or other property or make any other distribution with respect thereto, or grant or enter into any options, warrants, calls or commitments of any kind with respect thereto.

     9.04.   Subsidiaries.  The Company will not organize any subsidiary,
             ------------
acquire any capital stock or other equity securities of any corporation or acquire any equity or ownership interest in any business.

     9.05.   Organization.  The Company shall use its best efforts to preserve
             ------------
its corporate existence and business organization intact, to keep available to Acquiror its officers and key employees, and to preserve for Acquiror its relationships with licensors, suppliers, distributors, customers and others having business relations with it.

     9.06.   Certain Changes.  The Company and the Shareholders agree that the
             ---------------
Company will not:

             (a) Borrow or agree to borrow any funds or incur, or assume or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability (absolute or contingent), except obligations and liabilities incurred in the ordinary course of business and consistent with past practice;

             (b) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities or obligations reflected or reserved against in the Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the Balance Sheet;

             (c) Prepay any obligation having a fixed maturity of more than 90 days from the date such obligation was issued or incurred;

             (d) Permit or allow any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien or encumbrance;

             (e) Write down the value of any inventory or write off as uncollectible any notes or accounts receivable except for immaterial write-downs and write-offs in the ordinary course of business and consistent with past practice;

             (f) Cancel any debts or waive any claims or rights of substantial value or sell, transfer, or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practice;

             (g) Dispose of or permit to lapse any rights to the use of any patent, trademark, trade name or copyright, or dispose of or disclose to any person any trade secret, formula, process or know-how not theretofore a matter of public knowledge;

             (h) Grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employee;

             (i) Make any single capital expenditure or commitment in excess of $10,000 for additions to property, plant or equipment or make aggregate capital expenditures and commitments in excess of $10,000 (on a consolidated basis) for additions to property, plant or equipment;

             (j) Pay, loan or advance any amount to, or sell transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its officers or directors or any affiliate or Associate of any of its officers or directors, except for directors' fees and compensation to officers at rates not exceeding the rates of compensation paid during the fiscal year ended

             (k) Change any of the banking or safe deposit arrangements described in Section 3.14 of the Disclosure Schedule;

             (1) Grant or extend any power of attorney or act as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity; or

             (m) The Company and its Shareholders shall not fail to cooperate fully with Acquiror, do all things reasonably necessary to assist Acquiror and use its reasonable best efforts at its own expense to obtain all consents and approvals necessary for the transfer of the stock, including the furnishing of all financial and other information reasonably required by the party whose consent or approval is being sought.

             (n) Agree, whether in writing or otherwise, to do any of the foregoing.

     9.07.   Contracts.  No contract or commitment will be entered into, and
             ---------
no purchase of raw material or supplies and no sale of assets will be made, by or on behalf of the Company except (i) normal contracts or commitments for the purchase of, and normal purchases of, raw materials or supplies, made in the ordinary course of business and consistent with past practice, (ii) normal contracts or commitments for the sale of, and normal sales of, inventory in the ordinary course of business and consistent with past practice, and (iii) other contracts, commitments, purchases or sales in the ordinary course of business and consistent with past practice not in excess of $10,000 in the aggregate.

     9.08.   Insurance; Property.  The Company shall adequately insure all
             -------------------
property, real, personal and mixed, owned or leased by the Company against all ordinary and insurable risks; and all such property shall be used, operated, maintained and repaired in a careful and reasonably efficient manner.

     9.09.   No Default.  The Company shall not do any act or omit to do any
             ----------
act, or permit any act or omission to act, which will cause a breach of any material contract or commitment of the Company or which would cause the breach of any warranty made hereunder.

     9.10.   Compliance With Laws. The Company shall duly comply with all laws
             --------------------
applicable to it and its properties, operations, business and employees.

     9.11.   Tax Returns. The Company and Shareholders shall prepare and file
             -----------
all federal, state, local and foreign tax returns and amendments thereto required to be filed by them. The Company and Shareholders will ensure that Acquiror shall have a reasonable opportunity to review each such return and amendment prior to the filing thereof.


                                   ARTICLE X

                          SURVIVAL OF REPRESENTATIONS
                          ---------------------------

                        AND WARRANTIES; INDEMNIFICATION
                        -------------------------------


     10.01.  Investigations; Survival of Warranties.  The respective
             --------------------------------------
representations and warranties of the Company, Shareholders, Acquiror's Subsidiary and Acquiror contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto. Each and every such representation and warranty shall survive for a period of two (2) years after the date such representation and warranty is deemed made, except (i) for covenants and agreements to be performed subsequent to the Closing and (ii) that nothing in the foregoing shall be deemed to diminish any Indemnifying Party's (as hereinafter defined) indemnification obligations to an Indemnified Party respecting (a) any matter for which written notice to the Indemnifying Party has been given prior to the end of the applicable indemnification period, and (b) claims for indemnification for tax matters and common law fraud, which shall survive for the duration of the applicable statutes of limitations.

     10.02.  Indemnification; Rights of Set-off.  The Company and the
             ----------------------------------
Shareholders jointly and severally agree to save harmless, defend and indemnify Acquiror, Acquiror's Subsidiary and their respective officers, directors, agents, attorneys, accountants, or other representatives of such parties (jointly or severally "Indemnified Parties") against, and hold them harmless from any and all liabilities, of every kind, nature and description, fixed or contingent (including, without limitation, reasonable counsel fees, expert witness fees, and expenses in connection with any action, claim or proceeding relating to such liabilities) arising out of a breach of any of the representations and warranties or covenants contained herein and/or any transaction or event commencing or occurring on or prior to the Closing Date, which is not fully disclosed or provided for in this Agreement, the Disclosure Statement or the due diligence items provided in connection with this transaction.

     In the event that Acquiror or Acquiror's Subsidiary believes that there has been a breach of any representation or warranty or covenant of the Shareholders or the Company under this Agreement or that the Company or the Shareholders have otherwise breached any obligation of any of them under this Agreement, Acquiror and Acquiror's Subsidiary shall have the right, upon written notice to the Shareholders, to withhold from any payment otherwise to be made to or for the benefit of the Shareholders under this Agreement, an amount equal to the amount by which Acquiror or Acquiror's Subsidiary believes it has been damaged by such breach. The rights of the Indemnified Parties under this Section 10.02 are without prejudice to any other rights or remedies that it may have by reason of this Agreement or as otherwise provided by law. In addition to, and not in derogation of, any rights to indemnification hereunder or otherwise available to Acquiror or Acquiror's Subsidiary, the Shareholders specifically agree to indemnify the Company, Acquiror and Acquiror's Subsidiary from any liability or expense including legal fees and disbursements of counsel to any party so indemnified, in connection with the action entitled BGM Equipment v. William Beville individually and d/b/a Superior Chemical & Supply Company, Warrren Circuit Court, Civil Action No. 95-CI-01290, or any appeal in connection therewith.

     If any dispute or disagreement arises between Acquiror and Acquiror's Subsidiary, on the one hand, and the Shareholders, on the other hand, with respect to any right of set off claimed by Acquiror or Acquiror's Subsidiary, under this, and Acquiror and Acquiror's Subsidiary, on the one hand, and the Shareholders and or the Company, on the other hand, are unable to resolve such dispute the Arbitration provisions of Section 10.04, below, shall control.

     10.03   Injunctive Relief.  Notwithstanding the provisions of Section
             -----------------
10.04 hereof, in the event of a breach or threatened breach by any of the Shareholders of the provisions of this Agreement, the Acquiror or Acquiror's Subsidiary shall be entitled in order to maintain the status quo ante pending the outcome of any arbitration pursuant to Section 10.04 hereof to seek an injunction or similar equitable relief restraining any of the Shareholders or the Company, as the case may be, from committing or continuing any such breach or threatened breach or granting specific performance of any act required to be performed by any of the Shareholders or the Company, as the case may be, under any such provision, without the necessity of showing that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security. The parties hereto hereby consent to the jurisdiction of the federal courts located in The City of New York and the New York state courts located in New York City for any proceedings under this
Section 10.03. The parties hereto agree that the availability of arbitration in
Section 10.04 hereof shall not be used by any party as grounds for the dismissal of any injunctive actions instituted by the Acquiror pursuant to this Section 10.03.

     10.04.  Dispute Resolution
             ------------------

             (a) Arbitration.  The parties shall attempt amicably to resolve
                 -----------
disagreements by negotiating with each other. In the event that the matter is not amicably resolved through negotiation, any controversy, dispute or disagreement arising out of or relating to this Agreement (a "Controversy") shall be submitted to final binding arbitration, which shall be conducted by a single arbitrator (the "Arbitrator") in New York, New York, pursuant to the rules of the American Arbitration Association (the "Rules").

     In the event that the parties cannot agree as to the Arbitrator to be named, each party to the Controversy shall appoint one arbitrator and those two arbitrators shall select the Arbitrator.

     10.05   Procedure.  If any party shall desire relief of any nature
             ---------
whatsoever from any other party as a result of any Controversy, such party will initiate such arbitration proceedings within a reasonable time, but in no event more than one (1) year after the facts underlying said Controversy first arise or become known to the party seeking relief (whichever is later). The failure of such party to institute such proceedings within said period shall be deemed a full waiver of any claim for such relief. Arbitrator may award the prevailing party its costs for the arbitration proceeding, including its reasonable attorneys' fees and costs. The parties agree that the decision and award of the Arbitrator shall be final and conclusive upon the parties, in lieu of all other legal, equitable or judicial proceedings between them, and that no appeal or judicial review of the award or decision of the Arbitrator shall be taken, but that such award or decision may be entered as a judgment and enforced in any court having jurisdiction over the party against whom enforcement is sought.


                                  ARTICLE XI

                          TERMINATION AND ABANDONMENT
                          ---------------------------


     11.01.  Methods of Termination. The transactions contemplated herein may
             ----------------------
be terminated and/or abandoned at any time but not later than the Closing:

             (a) By mutual consent of the respective Boards of Directors of Acquiror and the Company; or

             (b) By the Board of Directors of Acquiror on or after July 30, 1999, or such later date as may be established pursuant to Section 1.03 hereof, if any of the conditions provided for in Article VIII of this Agreement shall not have been met or waived in writing by Acquiror prior to such date.

     11.02.  Procedure Upon Termination.  In the event of termination and
             --------------------------
abandonment by the Board of Directors of Acquiror pursuant to Section 11.01 hereof, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated and/or abandoned, without further action by Acquiror or the Company. If the transactions contemplated by this Agreement are terminated and/or abandoned as provided herein:

             (a) Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

             (b) All confidential information received by any party hereto with respect to the business of any other party or its subsidiaries shall be treated in accordance with Section 2.01 hereof; and

             (c) No party hereto shall have any liability or further obligation to any other party to this Agreement except as stated in subparagraphs (a) and
(b) of this Section 11.02, (provided, however, that if such termination and/or abandonment is a result of the failure of any condition set forth in Article VIII hereof, then Acquiror shall be entitled to recover from the Company all out-of-pocket costs which Acquiror has incurred (including reasonable attorney's fees and expenses).


                                  ARTICLE XII

                           MISCELLANEOUS PROVISIONS
                           ------------------------


     12.01.  Amendment and Modification. Subject to applicable law, this
             --------------------------
Agreement may be amended, modified and supplemented by written agreement of the Shareholders and the respective Boards of Directors of the Company and Acquiror or by their respective officers authorized by such Boards of Directors at any time prior to the Closing with respect to any of the terms contained herein.

     12.02.  Waiver of Compliance.  Any failure of the Shareholders or the
             --------------------
Company, on the one hand, or Acquiror, on the other, to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the President of Acquiror or the Company, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     12.03.  Expenses; Transfer Taxes, Etc.  Except as otherwise provided in
             -----------------------------
Sections 2.02 and 11.02 hereof, whether or not the transaction contemplated by this Agreement shall be consummated, the Shareholders and the Company agree that all fees and expenses incurred by them in connection with this Agreement shall be borne by them and Acquiror agrees that all fees and expenses incurred by it in connection with this Agreement shall be borne by it, including, without limitation as to the Company or Acquiror, all fees of counsel, actuaries and accountants.

     12.04.  Notices.  All notices, requests, demands and other communications
             -------
required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail with postage prepaid:

             (a) If to the Shareholders or the Company, to:

                    Stephen Haynes
                    c/o Superior Chemical and Supply, Inc.
                    1038 West Main Street
                    Bowling Green, KY  42101
                    Phone:  (502) 782-3988
                    Fax:    (502) 781-9492

                 (with a copy to:)

                    Darrell R. Pierce, Esq.
                    Pierce, Simpson & Shadoan
                    P.O. Box 1650
                    908 State Street
                    Bowling Green, KY  42102-1650
                    Phone:  (502) 782-2500
                    Fax:    (502) 782-2526

or to such other person or address as the Company shall furnish to Acquiror in writing.

             (b) If to Acquiror, to:

                    Enviro-Clean of America, Inc.
                    211 Park Avenue
                    Hicksville, NY   11801
                    Attention:  Richard Kandel, President
                    Phone:  (516) 931-4455
                    Fax:    (516) 931-3530

                 (with a copy to:)

                    Harrington, Ocko & Monk, LLP
                    81 Main Street
                    White Plains, NY  10601
                    Attention:  Martin W. Enright, Esq.
                    Phone:  (914) 686-4800
                    Fax:    (914) 686-4824

or to such other person or address as Acquiror shall furnish to the Company in writing.

     12.05.  Assignment. This Agreement and all of the provisions hereof shall
             ----------
be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except by operation of law and except that Acquiror may assign its rights, but not its obligations, under this Agreement to any subsidiary of Acquiror.

     12.06.  Publicity.  Neither the Company nor Acquiror shall make or issue,
             ---------
or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior consent of the other party. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any federal or state governmental agency or any stock exchange, except that the party required to make such announcement shall, whenever practicable, consult with the other party concerning the timing and content of such announcement before such announcement is made.

     12.07.  Governing Law. This Agreement and the legal relations among the
             -------------
parties hereto shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflicts of law doctrine.

     12.08.  Counterparts. This Agreement may be executed simultaneously in two
             ------------
or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.09.  Headings. The headings of the Sections and Articles of this
             --------
Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

     12.10.  Entire Agreement. This Agreement, including the Exhibits hereto,
             ----------------
the Disclosure Schedule and the other documents and certificates delivered pursuant to the terms hereof, set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

     12.11.  Third Parties.  Except as specifically set forth or referred to
             -------------
herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

     12.12.  Severability.  Should any provision of this Agreement be held by a
             ------------
court or arbitration panel of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court or arbitration panel is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as modified by the court or the arbitration panel shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be affixed hereto, all as of the day and year first above written.


ENVIRO-CLEAN OF AMERICA, INC.


By: _________________________
     Richard Kandel
     President


SCS ACQUISITION CORP.


By: _________________________
     Richard Kandel
     President


SUPERIOR CHEMICAL AND SUPPLY, INC.


By: _________________________                          _______________________
     Stephen C. Haynes                                      Secretary
     President


THE SHAREHOLDERS


---------------------------
     Stephen C. Haynes,
     as Shareholder

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